Exhibit 10.11

Strictly Confidential	Execution Copy
STOCK TRANSFER AGREEMENT
     THIS STOCK TRANSFER AGREEMENT (the “Agreement”) is made and entered into as of January 23, 2008 at Dalian by and among:
     (i) Dalian Huahui Sci-Tech Company Limited , a company established under the laws of the PRC (“Seller”),
     (ii) Dalian Borui Information Technology Co., Ltd. , a company duly organized and existed under the laws of the PRC (“Buyer”),
     (iii) LI Yuanming , a PRC citizen, whose PRC ID card number is 21021119560326581x,
     (iv) HiSoft Technology (Dalian) Co., Ltd. , a wholly-foreign owned enterprise established by HiSoft International (as defined below) under the laws of the People’s Republic of China (“HiSoft WFOE”), and
     (v) HiSoft Technology International Limited, an exempted company duly incorporated and validly existing under the laws of the Cayman Islands (“HiSoft International”).
RECITALS
     A. Seller owns of record and beneficially 40% shares of the entire issued and outstanding Common Stock (the “Stock’’) of JBDK Co., Ltd., a Japanese Kabushiki Kaisha (the “Company”);
     B. Buyer is an entity controlled by LI Yuanming ;
     C. According to a Binding Memorandum of Understandings among Seller, LI Yuanming, HiSoft WFOE and HiSoft International, dated September 30, 2007 (the “MOU”), LI Yuanming shall designate an entity to purchase from Seller, 40% shares of the Stock;
     D. Buyer, as the entity designated by LI Yuanming, desires to purchase from Seller, and Seller desires to sell to Buyer, 40% shares of the Stock.
AGREEMENT
     The parties hereby agree as follows:
1. Purchase and Sale of Shares.
1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), Seller agrees to sell and transfer to Buyer, and Buyer agrees to purchase from Seller, one hundred and sixty (160) shares of the Stock, with par value of JPY50,000 each (the “Transfer Shares”), for a total purchase price of US$1.

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1.2 Effect of Transfer. Notwithstanding anything to the contrary herein, to the extent permitted by the Japanese law, the parties hereby agree that, as of January 1, 2008, all the beneficial interest of the Transfer Shares shall be transferred to Buyer, and that all obligations and liabilities in relation to the Transfer Shares shall be assumed by Buyer.
1.3 Closing. The closing of the purchase and sale of the Transfer Shares (the “Closing”) shall take place at such time and place as parties shall agree in writing, provided that the date of Closing (the “Closing Date”) shall not be later than March 31, 2008 or the closing date of the transfer of the shares in Seller to the persons designated by HiSoft International as contemplated under the MOU, whichever is later (the “Target Date’’), except as otherwise provided under Section 2.2 hereof.
2. Undertakings.
2.1 Li Yuanming and Buyer covenant to work closely with Seller to obtain any consent, approval or waiver from, and complete any registration, filing or any other procedure with, any governmental authority of the People’s Republic of China (the “PRC”), as applicable.
2.2 Until the termination of the MOU, in case of failure by LI Yuanming and Buyer of obtaining the consent of , the other shareholder of the Company, of the transfer of the Transfer Shares contemplated hereunder or failure to obtain any consent, approval or waiver from, and complete any registration, filing or any other procedure with, any governmental authority of the PRC by the Target Date, Seller agrees to (i) hold the Transfer Shares for the benefits of LI Yuanming, (ii) vote in its capacity as the holder of the Transfer Shares in respect of activities of the Company as designated by LI Yuanming, and (iii) transfer to Buyer the dividends or any other economic benefits which a shareholder will be entitled to and may be distributed by the Company to Seller within 15 business days following obtainment of such funds after deduction of relevant taxes and government fees, in each case to the extent permitted by the laws of Japan and PRC, and provided that (i) either LI Yuanming or Buyer may not breach any other provision hereof, (ii) LI Yuanming may not breach any provision of the MOU, and (iii) Buyer may not breach any provision of any other agreement entered into contemplated under the MOU.
2.3 In the event of the situation contemplated by Section 2.2, Buyer and Seller shall enter into a trust agreement within 15 business days after their awareness of the event. Seller shall assure that Buyer will, as the beneficial owner of the Stock, enjoy all legal benefits that it may be entitled to within the existence period of the Company. Seller can only act as a trustee and cannot exercise the rights of shareholder of the Company without the written authorization of Buyer, provided that (i) Buyer shall reimburse Seller fully and timely for any damage or liability that Seller may suffer from action as authorized by Buyer, (ii) Buyer shall reimburse Sell for the expenses that may be incurred by Seller for the purpose of conducting any action as authorized by Buyer in advance or later after payment as requested by Seller; (iii) the written authorization of Buyer shall be clear and be delivered in a timely way, and shall comply with applicable laws and regulations.

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Strictly Confidential	Execution Copy
2.4 Buyer can assign the rights under this Agreement by giving 15 business days’ notice to Seller without Seller’s prior consent. The party designated by Buyer will be entitled to all the rights that Buyer may otherwise have under this Agreement.
2.5 LI Yuanming and Buyer covenant to use their best efforts to have the Company accept services from HiSoft WFOE or any other affiliates of HiSoft International if the Company needs IT services that HiSoft WFOE and other affiliates of HiSoft International can provide.
3. Miscellaneous.
3.1 Governing Law. This Agreement shall be governed in all respects by the laws of Hong Kong, to the extent permissible under Japanese law.
3.2 Amendments. No amendment or modification of the terms and conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.
3.3 Entire Agreement. This Agreement and the MOU constitute the entire agreement among the parties with respect to the transactions contemplated hereby. The terms of this Agreement and the MOU supersedes all prior agreements, understandings, negotiations and representations among the parties with respect to such transactions.
3.4 Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.
3.5 Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
3.6 Counterparts and Language. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be executed in both English and Chinese version. The Chinese version shall prevail in case of any inconsistency.
3.7 Further Assurances. Each party shall execute and deliver such additional instruments, documents and other writings as may be reasonably requested by the other party, before or after the Closing, in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
3.8 Expenses. The parties shall each bear their own expenses and legal fees incurred in connection with this Agreement and the transactions contemplated hereby.
3.9 Dispute Resolution.
          (i) Any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be submitted to the China International Economic And Trade Arbitration Commission (“CIETAC) for arbitration.

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          (ii) The arbitration shall be conducted in Beijing in accordance with the then applicable arbitration rules of CIETAC.
          (iii) There shall be three (3) arbitrators. One arbitrator shall be selected collectively by Buyer and Li Yuanming; one arbitrator shall be selected collectively by Seller, HiSoft WFOE and HiSoft International; and the third arbitrator shall be assigned by CIETAC in accordance with the then applicable arbitration rules of CIETAC.
          (iv) The arbitration shall be conducted in English and Chinese.
          (v) The arbitration award shall be final and binding upon the parties hereto.
3.10 Confidentiality.
          (i) Each of the parties hereto agrees to keep secret and confidential and not to disclose or divulge to any third party or to enable or cause any person to become aware of any confidential information relating to the Company, including but not limited to terms and conditions of this Agreement, and the transactions contemplated hereby but excluding any information which is in the public domain (otherwise than through the wrongful disclosure of any party) or which they are required to disclose by law or by the rules of any regulatory body to which the Company or any party hereto is subject.
          (ii) The provisions of this Section 3.10 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.
3.11 Notice. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Mr. Li Yuanming, No. 35 Lixian Street, Hi-Tech Zone, Dalian, China, 116023, Fax: +86-411-84792822 for Buyer and Li Yuanming, to Ms. Zhang Wei, No. 33 Lixian Street, Hi-Tech Zone, Dalian, China, 116023, Fax: +86-411-84791350 for Seller and to Mr. Lim Heng Choon, 6/F, Haya Plaza, No. 1, Shangdi East Road, Haidian District, Beijing 100085, China, fax: +86-10-59875588 for HiSoft WFOE and HiSoft International as the case may be, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section 3.11.
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Strictly Confidential

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Seller:

Dalian Huahui Sci-Tech Company Limited
(大连海辉科技股份有限公司)(corporate chop)

By: ______________________
Name: Wang Jiuchang (王久长)
Title: Authorized Representative

Buyer:
Dalian Borui Information Technology Co., Ltd.
(大连伯瑞信息技术有限公司)(corporate chop)

By: ______________________
Name: LI Yuanming (李远明)
Title: Legal Representative

LI Yuanming(李远明)

By: ______________________

SIGNATURE PAGE TO JBDK STOCK TRANSFER AGREEMENT

Seller: Dalian Huahui Sci-Tech Company Limited (corporate chop) Name: Wang Jiuchang () : Title: Authorized Representative
Buyer:
Dalian Borui Information Technology Co., Ltd.
()(corporate chop)
By: Name: LI Yuanmjng () Title: Legal Representative
LI Yuanming() SIGNATURE PAGE TO JBDK STOCK TRANSFER AGREEMENT

Strictly Confidential

Execution Copy

HiSoft WFOE:

HiSoft Technology (Dalian) Co., Ltd.
(海辉软件(大连)有限公司) (corporate chop)

By: ______________________
Name: Loh Tiak Koon
Title: Legal Representative

HiSoft International:

HiSoft Technology International Limited

By: ______________________
Name: Loh Tiak Koon
Title: CEO

SIGNATURE PAGE TO JBDK STOCK TRANSFER AGREEMENT

HiSoft WFOE: HiSoft Technology (Dalian) Co., Ltd.
() (corporate chop)
By: Name: Loh Tiak Koon
Title: Legal Representative
HiSoft International:
HiSoft Technology International Limited
Bv: Name: Loh Tiak Koon
Title: CEO .